Exhibit 4.2

SUPPLEMENTAL OFFERING

SUBSCRIPTION AGREEMENT

LYONS BANCORP, INC.

COMPLETED SUBSCRIPTIONS SHOULD BE RETURNED TO:

The Lyons National Bank

Attn: Rights Offering Subscription

35 William Street

Lyons, NY 14489

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

IMPORTANT INFORMATION

The terms of this offering are described in the Offering Circular dated [_____], 2016 (the “Offering Circular”), which you have received together with this Subscription Agreement. You should read the Offering Circular carefully in its entirety before completing and returning this Subscription Agreement. If you elect to subscribe for Units (as defined below) in accordance with the terms contained in the Offering Circular and as described further below, you must complete and sign this Subscription Agreement and the accompanying IRS Form W-9 in their entirety. If you fail to provide all of the required information and/or properly sign this Subscription Agreement or the required Form W-9, your subscription may be returned to you.

Once you have submitted your subscription, it becomes irrevocable, meaning that you do not have the right to cancel or withdraw your subscription.

1.	Lyons Bancorp, Inc. (referred to in this Subscription Agreement as the “Corporation” or, as the context requires, as “us”, “we” and “our”) is offering [____] units at an offering price of [$____] per unit (the “Units”). Each Unit consists of one share of our common stock (the “Common Stock”) and one detachable warrant (the “Warrants”). Each Warrant entitles its holder to purchase, at any time before December 31, 2018 (unless extended by us), one additional share of Common Stock at an exercise price of [$___] per share.

2.	The Corporation is the parent holding company of The Lyons National Bank, a New York bank. We are offering the Units to you in a supplemental offering (the “Supplemental Offering”), which we are undertaking concurrently with, and subject to, our distribution to our existing shareholders of subscription rights to purchase the Units (the “Rights Offering”).

3.	By completing and signing this Subscription Agreement, you hereby subscribe at a price of $[____] per Unit for the number of Units set forth above the caption “Number of Units Subscribed For” on the signature page hereto of the Corporation.

4.	In payment for the Units, you have enclosed with this Subscription Agreement a certified or cashier’s check, or a bank draft drawn on a U.S. bank, or a U.S. postal money order, or a personal check in the amount set forth above the caption “Subscription Price” on the signature page hereto (the “Subscription Price”) made payable to The Lyons National Bank. You understand that the minimum number of shares of our common stock that you may subscribe for in the Supplemental Offering is 500 shares, provided that employees of the Corporation or The Lyons National Bank may subscribe for a minimum of 25 shares, and there is no minimum purchase required of a current shareholder of the Corporation. We may, in our sole discretion, elect to waive these minimum purchase requirements.

5.	You acknowledge and agree that the number of Units that may be made available under the Supplemental Offering will depend upon the number of shares that are sold to existing shareholders in the Rights Offering, including pursuant to both the basic subscription rights of our shareholders under the Rights Offering and the over-subscription opportunity that may be provided to our shareholders under the Rights Offering, and that there is no guarantee that any Units will be made available for purchase by you or any other person in the Supplemental Offering. You further acknowledge and agree that, if there is an over-subscription for the shares that are made available for purchase in the Supplemental Offering, then we will determine in our sole discretion what procedures we will follow to allocate these shares among the subscribers in the Supplemental Offering.

6.	You acknowledge and agree that we reserve the right, in our sole discretion, to accept or reject your subscription, in whole or in part, for any reason or for no reason at all.

7.	You acknowledge that all subscriptions must be returned to our Subscription Agent, The Lyons National Bank, at The Lyons National Bank, Attn: Rights Offering Subscription, 35 William Street, Lyons, NY 14489. You acknowledge and agree that the Subscription Price that you have paid will be deposited into a segregated non-interest bearing deposit account maintained by The Lyons National Bank. We will review all of the subscriptions that are delivered to the Subscription Agent in the Supplemental Offering and we will make a decision as to each subscription whether to accept or reject the subscription in whole or in part. If we reject your subscription in full, then the Subscription Agent will return this Subscription Agreement by first class mail or overnight delivery to you and The Lyons National Bank will deliver to you, by first class mail or overnight delivery, a check, bank draft or money order in the amount of the Subscription Price that you have delivered to the Subscription Agent with this Subscription Agreement, and neither you nor the Corporation will have any further obligation under this Subscription Agreement. If we accept only a part of your subscription, then The Lyons National Bank will return to you, by first class mail or overnight delivery, a check, bank draft or money order payable to you in an amount equal to the per Unit purchase price in the Supplemental Offering multiplied by the number of Units for which your subscription was not accepted. Our use of the funds that we receive in the Supplemental Offering will only occur following the closing of the Supplemental Offering.

8.	To induce us to accept your subscription:

a.	You hereby represent and warrant to us that you have received and reviewed carefully the Offering Circular dated [______], 2016;

b.	You hereby acknowledge and agree that, except as set forth in the Offering Circular, no representations or warranties have been made to you by the Corporation, its officers or directors, or any agent, employee or affiliate of any of them, and in entering into this transaction you are not relying upon any information, other than the information contained in the Offering Circular;

c.	You represent and warrant to us that you understand that our sale of the Units to you has not been approved or disapproved by any of the United States Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the “FDIC”), the New York Department of Financial Services, or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of the Offering Circular;

d.	You represent and warrant to us that you understand that the Units that you have subscribed for and the underlying shares of Common Stock and Warrants are not deposits, and that such securities are not insured by the FDIC or any other government agency, and that such securities are subject to investment risk, including the possible loss of the entire amount that you have invested in the Units and Common Stock upon exercise of the Warrants; and

e.	You represent and warrant to us that the information you have included in the accompanying IRS Form W-9 (Request for Taxpayer Identification Number and Certification) is true and correct in all respects.

9.	You further represent and warrant to us that you are a resident of the State or other jurisdiction set forth on the signature page of this Subscription Agreement and you have reviewed any legend applicable to such state or jurisdiction.

10.	You acknowledge that the Supplemental Offering will be closed at 5:00 p.m., Lyons, New York time, on [______], 2016; provided, however, that we may, in our sole discretion, elect to extend the closing date of the Supplemental Offering.

11.	If the Supplemental Offering is terminated, which we may choose to do at any time in our sole discretion, then the Subscription Price that you have paid will be returned to you, without any accrued interest or deduction for expenses, by the Subscription Agent, and neither you nor the Corporation will have any further obligation under this Subscription Agreement.

12.	You acknowledge and agree that you may not sell, transfer or assign this Subscription Agreement or your subscription to purchase the Shares contained herein to any other person.

IN WITNESS WHEREOF, you have executed this Subscription Agreement as a sealed instrument as of the date indicated on the signature page hereto, and you hereby certify that the information provided in this Subscription Agreement is true, correct and complete.

[SIGNATURE PAGE FOLLOWS]

[INVESTOR SIGNATURE PAGE

TO LYONS BANCORP, INC. SUBSCRIPTION AGREEMENT]

__________________________________________________________
Number of Units Subscribed For

__________________________________________________________
Subscription Price (at a price of $[____] per Unit)

__________________________________________________________
Name(s) in which stock certificates/warrant certificates should be registered

__________________________________________________________
Street Address

__________________________________________________________
City/State/Zip Code

__________________________________________________________
Telephone Number including Area Code

__________________________________________________________
Signature

__________________________________________________________
Second Person’s Signature if issued in names of more than one person

Unless you otherwise request in writing, any shares or warrants to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

If any shares or warrants are to be held in joint ownership, all joint owners must sign this Subscription Agreement.

If you have signed this Subscription Agreement in a capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, then you must enclose appropriate evidence of your authority to sign and provide the following additional information:

Name:
Capacity:
Telephone Number:	(_______)

[COMPANY SIGNATURE PAGE

TO LYONS BANCORP, INC. SUBSCRIPTION AGREEMENT]

This Subscription Agreement is hereby accepted on behalf of Lyons Bancorp, Inc. as of ________________, 2016, for _________ shares of the common stock of Lyons Bancorp, Inc.

LYONS BANCORP, INC.

By:

Name:

Title: